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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported): July 22, 1998

                          IMTEK OFFICE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                  33-24464-NY             11-2958856
   (State or other jurisdiction        (Commission            (IRS Employer
         of incorporation)            File Number)        Identification No.)

           2111 VAN DEMAN STREET, SUITE 100, BALTIMORE, MARYLAND 21224
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (410) 633-5700

                                 Not applicable
              (Former name or former address, if changed since last
                                    report.)

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Item 2.  Acquisition or Disposition of Assets.

         On July 22, 1998, Imtek Office Solutions, a Delaware corporation (the "Registrant") and its direct wholly-owned subsidiary, Imtek Acquisition Corporation, a Maryland corporation ("Imtek Acquisition"), purchased 600 shares of capital stock of Barbera Business Systems, Inc., a Maryland corporation ("Barbera"); 300 of such shares were purchased from Joseph S. Barbera, and 300 of such shares were purchased from Kathleen P. Barbera (the "Stock Acquisition"), all pursuant to that certain Stock Purchase Agreement and Plan of Merger, which is set forth and attached as an exhibit to this report (the "Acqusition Document"). The 600 shares of Barbera capital stock acquired by Imtek Acquisition (the "Acquired Securities") represented at the time of the Stock Transaction, and represent on the date of filing of this report, 60% of the issued and outstanding shares of Barbera.

         The Acquisition Document also provides that, on or prior to November 1, 1998, or December 1, 1998 in the event Imtek Acquisition or the Registrant pays Joseph P. Barbera and Patricia A. Buddemeyer $2,500 each prior to November 1, 1998, Imtek Acquisition will, subject to the terms and conditions of the Acquisition Document, acquire the remaining 40% interest in Barbera held by Joseph P. Barbera and Patricia A. Buddemeyer by merger (the "Merger Transaction" and, together with the Stock Transaction, the "Barbera Acquisition"). Following the closing of the Merger Transaction, Imtek Acquisition will be the successor corporation and will change its name to Barbera Business Systems, Inc.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

   (a)  Financial statements of businesses acquired.

        Not applicable.

   (b)  Pro forma financial information.

        Not applicable.

   (c)  Exhibits.


                Number             Description
                ------             -----------
                99.1               Stock Purchase Agreement And Plan of Merger

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         In the event the Merger Transaction is consummated, (i) Imtek
Acquisition shall succeed to all of the assets and liabilities of Barbera, and the same shall be automatically vested in Imtek Acquisition, and (ii) all of the issued and outstanding shares of Barbera capital stock held by Joseph
P. Barbera and Patricia A. Buddemeyer will be automatically canceled, and each of Joseph P. Barbera and Patricia A. Buddemeyer shall be entitled to receive 100,000 shares of the registrant's common stock, par value $0.000001 per share, all upon the consummation of the Merger Transaction.

         The assets to be acquired in the Barbera Acquisition include customer lists, inventory, tools, spare parts and supplies, leasehold and other interests in machinery and equipment, furniture and other personal property, the Barbera name, customer and supplier contracts, accounts receivable, prepaid items and books and records (the "Acquired Assets"). Prior to the Barbera Acquisition, the Acquired Assets were used in connection with Barbera's sale and leasing of office products and equipment, and such use will be continued after the closing of the Stock Transaction and the Merger Transaction.

         The aggregate consideration given by the Registrant and Imtek Acquisition for the Acquired Securities was $1,498,000, of which $10,000 is being held in escrow pursuant to the Acquisition Documents to satisfy any liabilities arising out of an IRS audit of Barbera for Barbera's fiscal year ending June 30, 1995 and any other federal or state audit of Barbera for any period ending prior to the date of the Stock Acquisition (the "Audit"). The aggregate consideration to be given by the Registrant for the remaining 40% interest in Barbera to be acquired in the Merger Acquisition is 200,000 shares of the Registrant's common stock. The consideration provided and to be provided was determined by the registrant's management by using management's best judgement of the value of Barbera to the Registrant and represents a negotiated compromise of the Registrant's management, on the one hand, and the Barbera Stockholders, on the other.

         Imtek Acquisition purchased the Acquired Securities from Joseph S. Barbera and Kathleen P. Barbera in exchange for $1,498,000, of which $10,000 is being held in escrow pursuant to the Acquisition Document to satisfy any liabilities arising out of the Audit. Imtek Acquisition will, subject to the terms and conditions of the Acquisition Document, acquire the remaining 40% interest in Barbera in the Merger Transaction in exchange for 100,000 shares of Registrant's common stock to be issued to Joseph P. Barbera and 100,000 shares of Registrant's common stock to be issued to Patricia A. Buddemeyer.

         The Acquisition Document provides that Joseph P. Barbera and Patricia A. Buddemeyer shall serve as directors of Barbera until the closing date of the Merger Transaction, at which time Joseph P. Barbera and Patricia
A. Buddemeyer  will resign from the Board of Directors of Barbera.

         The funds used by the Registrant to acquire Barbera were funds made available to the Registrant from Sirrom Capital Corporation, a Tennessee


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corporation ("Sirrom"), in accordance with that certain Loan Agreement dated May
29, 1998 by and among Sirrom, the Registrant and the Registrant's subsidiaries, pursuant to which Sirrom has made a loan the Registrant and its subsidiaries in the original aggregate principal amount of up to six million dollars ($6,000,000).

         On the date of filing of this report, it is impracticable to provide the required financial statements for Barbera for the periods specified in Item 3.05(b) of Regulation S-X. The Registrant will file such required financial statement for Barbera as an amendment to this report as soon as practicable, but not later than 60 days after the date this report must be filed.



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                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         IMTEK OFFICE SOLUTIONS, INC.
                                         (Registrant)

Date: August 11, 1998                     By:  /s/ Edwin C. Hirsch
                                               -------------------
                                               Edwin C. Hirsch, President

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                              EXHIBIT INDEX


Exhibit Number     Description
--------------     -----------
99.1               Stock Purchase Agreement And Plan of Merger